UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2007

ACQUICOR TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4910 Birch St., Suite 102
Newport Beach, California 92660
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (949) 435-1215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 8, 2007, Acquicor Technology Inc., a Delaware corporation (the “Company”), announced that its Board of Directors has adopted an amendment to its 2006 Equity Incentive Plan (the “Plan”). The amendment to the Plan (the “Amendment”) reduces the annual increase in the number of shares subject to the Plan from a maximum of 700,000 to 250,000. The impact of this change is to reduce the total number of shares that could potentially be issued under the Plan, thereby reducing the potential dilutive impact of the Plan on other stockholders. The other material terms of the Plan remain unchanged by the Amendment. The Plan, as so amended, remains subject to stockholder approval at the Special Meeting of Stockholders described below.

The forgoing summary is qualified in its entirety by reference to the Plan, as amended, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 8.01. OTHER EVENTS

On January 29, 2007, the Company filed a definitive proxy statement (the “Proxy Statement”) relating to the proposed merger of its wholly-owned subsidiary with and into Jazz Semiconductor, Inc. (“Jazz”). Acquicor has set February 15, 2007 as the date for the Special Meeting of Stockholders at which the acquisition of Jazz and certain other proposals will be voted upon. The meeting will be held at 1:00 PM at the offices of Latham & Watkins LLP in Costa Mesa, California. As previously disclosed, the record date for determining Acquicor stockholders entitled to vote at the Special Meeting of Stockholders has been fixed as the close of business on January 16, 2007. On February 8, 2007, the Company filed a Supplement to the Proxy Statement on a Schedule 14A (the “Supplement”) to supplement and amend the Proxy Statement in order to add information regarding the Amendment. A copy of the Supplement to the Proxy Statement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

About Acquicor

Acquicor (AMEX: AQR) is a company formed by Gilbert F. Amelio, Ph.D., Ellen M. Hancock and Steve Wozniak for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more domestic and/or foreign operating businesses in the technology, multimedia and networking sectors. Acquicor raised gross proceeds of $172.5 million through its March 2006 initial public offering, and $164.3 million was placed in the trust account pending the completion of a business combination. On September 26, 2006, Acquicor and Jazz announced that they have entered into a merger agreement. The merger is expected to be completed in the first quarter of 2007 subject to a number of closing conditions. For more information, please visit http://www.acquicor.com.

Additional Information and Where to Find It

In connection with the proposed merger with Jazz and the required stockholder approval, Acquicor has filed a definitive proxy statement on Schedule 14A with the SEC that was first mailed to its stockholders on or about February 1, 2007. INVESTORS AND SECURITY HOLDERS OF ACQUICOR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS, AND ANY SUCH OTHER MATERIALS MAY CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain free copies of the definitive proxy statement, as well as other filed materials containing information about the company, at www.sec.gov, the SEC’s website. Investors may also access the definitive proxy statement and such other materials at www.acquicor.com, or obtain copies of such materials by request to the company’s Corporate Secretary at: Acquicor Technology Inc., 4910 Birch Street, #102, Newport Beach, CA 92660.

Acquicor and its officers and directors may be deemed to have participated in the solicitation of proxies from Acquicor’s stockholders in favor of the approval of the proposed merger with Jazz. Information concerning Acquicor’s directors and executive officers is set forth in Acquicor’s publicly filed documents. Stockholders may obtain more detailed information regarding the direct and indirect interests of Acquicor and its directors and executive officers in the proposed merger by reading the definitive proxy statement and other publicly filed documents of Acquicor.

ThinkEquity Partners LLC, CRT Capital Group LLC, Wedbush Morgan Securities, GunnAllen Financial, Inc., the underwriters in the company’s initial public offering, and Paul A. Pittman, a consultant to Acquicor and formerly a partner of ThinkEquity Partners LLC, may be deemed to be participants in the solicitation of proxies from Acquicor’s stockholders in favor of the approval of the proposed merger with Jazz. Stockholders may obtain information concerning the direct and indirect interests of such parties in the proposed merger by reading the definitive proxy statement and other publicly filed documents of Acquicor regarding the proposed merger.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	2006 Equity Incentive Plan, as amended
99.1	Supplement to Proxy Statement dated February 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Acquicor Technology Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acquicor Technology Inc.

Dated: February 8, 2007	By:	/s/ Gilbert F. Amelio
Gilbert F. Amelio, Ph.D. Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2006 Equity Incentive Plan, as amended
99.1	Supplement to Proxy Statement dated February 8, 2007